UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2011 (December 16, 2011)

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas
75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operations and Financial Condition.

The information set forth in Item 8.01 of this Current Report on Form 8-K under the heading “Determination of Estimated Per Share Value” is hereby incorporated by reference.

Item 8.01                                             Other Events.

Declaration of Distributions

On December 16, 2011, the board of directors of Behringer Harvard REIT I, Inc., a Maryland corporation (which may be referred to herein as the “Company,” “Registrant,” “we,” “our” or “us”), authorized distributions payable to shareholders of record on each of December 31, 2011 and January 31 and February 29, 2012.  Distributions payable to each shareholder of record during a month will be paid in cash on or before the 16th day of the following month.  The declared distributions equal a monthly amount of $0.0083 per share of common stock, which is equivalent to an annual distribution rate of 1.0% on a purchase price of $10.00 per share.  Distributions are authorized at the discretion of our board of directors based on its analysis of numerous factors, including but not limited to our forthcoming cash needs, and there is no assurance that distributions will continue at all, or at any particular rate.  All or a portion of the distributions may constitute return of capital for tax purposes.

Determination of Estimated Per Share Value

On December 16, 2011, pursuant to our Second Amended and Restated Policy for Estimation of Common Stock Value (the “Estimated Valuation Policy”), our board of directors met and established an estimated per share value of the Company’s common stock equal to $4.64 per share.  This estimate is being provided to assist broker-dealers in connection with their obligations under applicable Financial Industry Regulatory Authority (“FINRA”) rules with respect to customer account statements and to assist fiduciaries in discharging their obligations under Employee Retirement Income Security Act (“ERISA”) reporting requirements.   The estimated value per share set forth above will first appear on the fourth quarter 2011 customer account statements that will be mailed in January 2012.

Process and Methodology

Our board of directors’ objective in determining an estimated value per share was to arrive at a value that it believes is reasonable and supportable using what the board of directors deems, after consultation with our advisor, Behringer Advisors, LLC (the “Advisor”), and an independent, third party real estate research, valuation and advisory firm engaged by the Company, to be appropriate valuation methodologies and assumptions under then current circumstances and appropriate processes and procedures in accordance with the Estimated Valuation Policy.  The independent firm does not have any direct or indirect material interests in any transaction with the Company or in any currently proposed transaction to which the Company is a party, and there are no material conflicts of interest between the independent firm, on one hand, and the Company, the Advisor or any of our directors, on the other.

Our board estimated the per share value of our common stock based upon a recommendation by our Advisor.  In arriving at its recommended estimated value per share, the Advisor utilized valuation methodologies that it believes are standard and acceptable in the real estate industry for the types of assets held by the Company. The independent firm reviewed the Advisor’s analysis and provided a concurrence opinion to the Company that the valuation methodologies and assumptions used by the Advisor were appropriate and reasonable.  Our Advisor then presented a report to the board of directors recommending an estimated per share value, and the board of directors conferred with the Advisor and the independent firm regarding the methodologies and assumptions used.  The board of directors considered all information provided in light of its own familiarity with our assets and unanimously approved an estimated value of $4.64 per share, which is consistent with the Advisor’s recommendation.

The following is a summary of the valuation methodologies used for each type of asset:

Investments in Real Estate.  For purposes of calculating an estimated value per share, the Advisor estimated the value of our investments in real estate by using a discounted cash flow analysis based on the anticipated holding period to estimate values of each operating property within our portfolio.  The Advisor calculated the value of our investments in real estate using internally prepared cash flow estimates, assuming our assets were sold as of January 1, 2012 and giving effect to forecasted cash flows for the fourth quarter of 2011.  The Advisor then employed a range of terminal capitalization rates, discount rates, growth rates and other variables that fell within ranges the Advisor believes would be used by similar investors to value the properties we own.  The Advisor used assumptions in developing these estimates that were specific to each property (including holding periods) and that were determined based on a number of factors, including the market in which the property is located, the specific location of the property within the market, the quality of the property compared to its competitive set, the available space at the property and the market, tenant demand for space and investor demand and return requirements.  These cash flow estimates and other assumptions were developed for each property by the Advisor’s asset management team based on their industry knowledge and expertise in managing commercial real estate, and the independent firm concurred that the Advisor’s data, techniques, assumptions and resulting estimates were supported by information gathered from peer properties housed in the independent firm’s extensive database.

While the Advisor believes a discounted cash flow analysis is standard in the real estate industry and an acceptable valuation methodology to determine fair value in accordance with generally accepted accounting principles in the United States (“GAAP”), the estimated values for our investments in real estate may or may not represent current market values or fair values determined in accordance with GAAP.  Real estate is currently carried at its amortized cost basis in our financial statements, subject to any adjustments applicable under GAAP.

Notes Payable. The Advisor estimated the value of our notes payable using a discounted cash flow analysis. The cash flows were based on the remaining loan terms and on management’s estimates of current market interest rates for instruments with similar characteristics, including remaining loan term, loan-to-value ratio and type of collateral. The estimated values of our notes payable are equal to the GAAP fair values for such liabilities used to calculate the total fair value of consolidated notes payable estimated at December 31, 2011.  The independent firm concurred that the Advisor employed appropriate and reasonable assumptions in estimating the value of our notes payable.

Other Assets and Liabilities. The carrying values of a majority of our other assets and liabilities, consisting primarily of cash, restricted cash, accounts receivable, accounts payable and accrued liabilities, are considered to be equal to fair value due to their short maturities. Certain balances, including interest receivable on real estate-related assets and acquired above/below market leases, have been eliminated for the purpose of estimating the per share value due to the fact that the value of those assets and liabilities were already considered in the valuation of the respective investments.

Our estimated value per share was calculated by aggregating the value of our real estate, notes payable and other assets, and dividing the total by the number of common shares outstanding.  Our estimated share value does not reflect “enterprise value,” which generally would include a premium for:

•                  the large size of our portfolio given that some buyers may be willing to pay more for a large portfolio than they are willing to pay for each property in the portfolio separately;

•                  any other intangible value associated with a going concern; or

•                  the possibility that our shares could trade at a premium to net asset value if we listed them on a national securities exchange.

The estimated per share value also does not reflect a liquidity discount for the fact that the shares are not currently traded on a national securities exchange, a discount for the non-assumability or prepayment obligations associated with certain of our debt, or a discount for our corporate level overhead.

Allocation of Estimated Value

Our estimated per share value was allocated amongst our asset types as follows:

Real estate assets, including investment in real estate entities	$12.24	(1)
Debt, including obligations of real estate investment activities	$(7.77)
Other	$0.17
Estimated value per share	$4.64

(1)     The following are the key assumptions (shown on a weighted average basis) that were used in the discounted cash flow models to estimate the value of our real estate assets:

Exit capitalization rate	7.25%
Discount rate	8.57%
Annual market rent growth rate (a)	3.51%
Average holding period	9.7	years

(a)                                  Rates reflect estimated compounded annual growth rates (CAGRs) for market rents over the holding period.  The range of CAGRs shown is the constant annual rate at which the market rent is projected to grow to reach the market rent in the final year of the hold period for each of the properties.

While we believe that our assumptions are reasonable, a change in these assumptions would impact the calculation of value of our real estate assets.  For example, assuming all other factors remain unchanged, an increase in the weighted average discount rate of 25 basis points would yield a decrease in the value of our real estate assets of 1.7%, while a decrease in the weighted average discount rate of 25 basis points would yield an increase in the value of our real estate assets of 1.8%. Likewise, an increase in the weighted average exit capitalization rate of 25 basis points would yield a decrease in the value of our real estate assets of 2.1%, while a decrease in the weighted average exit capitalization rate of 25 basis points would yield an increase in the value of our real estate assets of 2.2%.

The estimated valuation of $4.64 per share reflects an increase from the $4.55 per share value last estimated by our board of directors.  Since the last estimated valuation, our Advisor has seen some economic recovery in the real estate market and noted increases in the value of certain of our real estate investments, which contributed to the increase in our estimated valuation per share.  However, due to the passage of time and lower interest rates, the value of our notes payable has decreased since the last estimated valuation, thus reducing the otherwise increased estimated value per share of our common stock.  The markets for commercial real estate fluctuate, and values are expected to continually change in the future.

Limitations of Estimated Value Per Share

As with any valuation methodology, our methodology is based upon a number of estimates and assumptions that may prove later to be inaccurate or incomplete.  Further, different parties using different assumptions and estimates could derive a different estimated value per share, which could be significantly different from our board’s estimated value per share.  The estimated per share value determined by our board of directors neither represents the fair value according to GAAP of our assets less liabilities, nor does it represent the amount our shares would trade at on a national securities exchange or the amount a shareholder would obtain if he tried to sell his shares or if we liquidated our assets.

Accordingly, with respect to the estimated value per share, we can give no assurance that:

•             a shareholder would be able to resell his shares at this estimated value;

•             a shareholder would ultimately realize distributions per share equal to our estimated value per share upon liquidation of our assets and settlement of our liabilities or a sale or merger of the Company;

•             our shares would trade at the estimated value per share on a national securities exchange; or

•             the methodologies used to estimate our value per share would be acceptable to FINRA or under ERISA guidelines for compliance with their respective reporting requirements.

For further information regarding the limitations of the estimated value per share, see the Estimated Valuation Policy filed as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on April 16, 2010.  Although our Estimated Valuation Policy requires us to update our estimated value per share at least every 18 months, we intend to do so on an annual basis.

The estimated value of our shares was calculated as of a particular point in time.  The value of our shares will fluctuate over time in response to, among other things, changes in real estate market fundamentals, capital market activities, and specific attributes of the properties and leases in our portfolio.  We are working diligently to renew current leases or secure new leases with quality tenants to increase net operating income and the ultimate value of our assets, to execute on other value creation strategies and to minimize expenses as much as possible.

Share Purchase Price for Distribution Reinvestment Plan

In accordance with our Second Amended and Restated Distribution Reinvestment Plan, future distributions may be reinvested in shares of our common stock at a price equal to $4.64 per share, which is the estimated per share value disclosed above.

Share Redemption Price and 2011 Funding Limit for Share Redemption Program

In accordance with our Fourth Amended and Restated Share Redemption Program, the per share redemption price for “exceptional redemptions,” which are those redemptions made on circumstances of death, qualifying disability or need for long-term care, will be the lesser of (a) $4.64, which is the estimated per share value disclosed above, less the aggregate distributions per share of any net sale proceeds from the sale of one or more of our assets, or other special distributions so designated by our board of directors, distributed to shareholders after such estimated per share value was determined (the “Valuation Adjustment”) or (b) the average price per share that investor paid for his shares less the aggregate distributions per share of any net sale proceeds from the sale of one or more of our assets, or other special distributions so designated by the board of directors, distributed to shareholders prior to the redemption date (the “Special Distributions”).

For all other redemptions, the per share redemption price will be the lesser of (a) $4.18, which is 90% of the estimated per share value disclosed above, less any Valuation Adjustment or (b) 90% of the average price per share that the investor paid for his shares, less any Special Distributions.

However, as previously disclosed, our board of directors has suspended redemptions other than exceptional redemptions until further notice.  Further, as disclosed in our Quarterly Report on Form 10-Q for the period ended September 30, 2011, our board of directors set a funding limit of the lesser of (1) $1.0 million or (2) 220,000 shares for exceptional redemptions considered during each quarterly redemption period of 2012.  Our board maintains its right to redeem additional shares, subject to the limits set forth in our share redemption program, if it deems it to be in the best interest of the Company and its shareholders.

Forward Looking Statements

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false.  We caution investors not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this Report.  We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.  Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include market and economic challenges, inability of tenants to continue paying their rent, availability of cash flow for distributions and capital expenditures, our level of debt, the availability of credit generally and any failure to refinance or extend our debt as it comes due, future increases in interest rates, our ability to raise capital, impairment charges, our ability to retain our executive officers and other key personnel of our advisor, property manager and their affiliates, changes in the level of financial assistance and support provided by our sponsor and its affiliates, unfavorable changes in law or regulations impacting our business or assets, and factors that could affect our ability to qualify as a real estate investment trust.  The forward-looking statements should be read in light of the risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on March 8, 2011, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, as filed with the SEC on November 10, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: December 28, 2011	By:	/s/ Telisa Webb Schelin
Telisa Webb Schelin
Senior Vice President — Legal